Exhibit 24.2

I, Katie E. Fedosz, Senior Assistant Secretary of Merck & Co., Inc. (the “Company”), a corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted at a meeting of the Board of Directors of said Company on February 25, 2014 in accordance with the provisions of the By-Laws of said Company:

“Special Resolution No. XX – 2014

RESOLVED, that the proposed form of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2013 attached hereto is hereby approved with such changes as the proper officers of the Company, with the advice of counsel, deem appropriate; and

FURTHER RESOLVED, that each officer and director who may be required to execute the aforesaid Annual Report on Form 10-K or any amendments thereto (whether on behalf of the Company or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) is hereby authorized to execute a power of attorney appointing Geralyn S. Ritter and Bruce N. Kuhlik and each of them, severally, his/her true and lawful attorney or attorneys to execute in his/her name, place and stead (in any such capacity) such Annual Report on Form 10‑K and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.”

IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Company this 27th day of February 2014.

[Corporate Seal]	/s/ Katie E. Fedosz
Katie E. Fedosz Senior Assistant Secretary